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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30540) and Forms S-8 (Nos. 2-68488, 33-12453,
33-13577, 33-30884, 33-39265, 333-0567, 333-69445, 333-69441, 333-37276 and
333-37278) of Kulicke and Soffa Industries, Inc. of our report dated November 16, 2000, except as to Note 15 which is as of November 30, 2000 and December 8, 2000, and Note 16, which is as of December 22, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 27, 2000